EXHIBIT 99.1
Sila Realty Trust, Inc.
Second Quarter 2023 Results
TAMPA, FL (August 7, 2023) - Sila Realty Trust, Inc. today announced operating results for the second quarter ended June 30, 2023.
Highlights of the Quarter Ended June 30, 2023 vs. June 30, 2022
•Rental revenue was $45.0 million, and was unchanged.
•Net income attributable to common stockholders was $3.9 million, a decrease of 68%.
•Funds from operations, or FFO*, was $29.0 million, a decrease of 3%.
•Core funds from operations, or Core FFO*, was $31.0 million, an increase of 1%.
•Adjusted funds from operations, or AFFO*, was $31.6 million, an increase of 4%.
•Same store cash net operating income, or same store cash NOI*, was $40.3 million, an increase of 3%.
“During the second quarter, we were pleased to announce the expansion of our geographical footprint in the "smile states" with the acquisition of a Class A medical office building within the established and thriving medical district in West Palm Beach, Florida,” stated Michael Seton, the Company’s President and Chief Executive Officer. “When compared to the second quarter of 2022, we realized a positive trend in same store cash net operating income due to contractual and consumer price index increases associated with rent escalations within our portfolio leases. We believe the Company’s strong and flexible balance sheet, as evidenced by low leverage and conservative dividend pay-out ratio, position our Company to maximize stockholder value through accretive portfolio growth and strategic liquidity optionality."
* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and reconciliations to the most directly comparable GAAP measure.
Investing and Leasing
During the quarter ended June 30, 2023, the Company acquired one healthcare property located in West Palm Beach, Florida for an aggregate purchase price of $9.9 million. The property is composed of 25,150 rentable square feet and is fully leased to two tenants.
During the quarter ended June 30, 2023, the Company's new and renewal lease executions totaled 264,716 rentable square feet.
As of June 30, 2023, the Company's properties had a weighted average leased rate of 99.6%, weighted average remaining lease term of 9.1 years, and a weighted average rent escalation rate of 2.1%.

Debt and Capital
As of June 30, 2023, the Company had total principal debt outstanding of $565.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to adjusted fair value of real estate plus the total aggregate cost of properties acquired after the net asset value date of March 31, 2023, of approximately 22.8%.
As of June 30, 2023, the Company’s outstanding debt was comprised of approximately 93% fixed rate debt through the use of interest rate swaps and approximately 7% variable rate debt. The Company’s weighted average interest rate on total debt was 3.5% as of June 30, 2023.
As of June 30, 2023, the Company had liquidity of approximately $521.5 million, consisting of $21.5 million in cash and cash equivalents and $500.0 million in borrowing base availability under its credit facility.
The Company declared distributions per share of common stock in the amount of $0.10 for the quarter ended June 30, 2023. The Company's dividend payout to AFFO ratio was 72.8% for the quarter ended June 30, 2023.
Governance
During the three months ended June 30, 2023, the Company's stockholders re-elected Z. Jamie Behar, Adrienne Kirby, Jonathan Kuchin, Verett Mims, Roger Pratt and Michael Seton to the board of directors of the Company to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-listed real estate investment trust headquartered in Tampa, Florida, that invests in high-quality properties leased to long-term tenants capitalizing on critical and structural economic growth drivers. The Company is primarily focused on investing in healthcare assets across the continuum of care, with an emphasis on lower cost patient settings, which generate predictable, durable and growing income streams. As of June 30, 2023, the Company owned 132 real estate properties and two undeveloped land parcels located in 59 markets across the United States.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on August 7, 2023.
Non-GAAP Financial Measures
This press release includes certain financial performance measures not defined by United States generally accepted accounting principles, or GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.
These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flows from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flows to fund all of our needs.
Forward-Looking Statements
Certain statements contained herein, including those regarding the Company's conservative leverage, dividend pay-out ratio, and its position to maximize stockholder value through accretive portfolio growth and strategic liquidity optionality, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2022 Annual Report on Form 10-K with the SEC a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Senior Vice President of Capital Markets and Investor Relations

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited) June 30, 2023	December 31, 2022
ASSETS
Real estate:
Land	$163,455	$163,419
Buildings and improvements, less accumulated depreciation of $233,147 and $209,118, respectively	1,683,674	1,716,663
Total real estate, net	1,847,129	1,880,082
Cash and cash equivalents	21,497	12,917
Intangible assets, less accumulated amortization of $99,446 and $90,239, respectively	155,679	167,483
Goodwill	20,128	21,710
Right-of-use assets	36,914	37,443
Other assets	98,904	100,167
Total assets	$2,180,251	$2,219,802
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $2,107 and $2,412, respectively	562,893	580,588
Accounts payable and other liabilities	28,936	30,619
Intangible liabilities, less accumulated amortization of $6,670 and $5,923, respectively	11,199	11,946
Lease liabilities	41,360	41,554
Total liabilities	644,388	664,707
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 243,041,697 and 241,425,332 shares issued, respectively; 227,143,142 and 226,255,969 shares outstanding, respectively	2,272	2,263
Additional paid-in capital	2,033,110	2,024,176
Distributions in excess of accumulated earnings	(526,627)	(499,334)
Accumulated other comprehensive income	27,108	27,990
Total stockholders’ equity	1,535,863	1,555,095
Total liabilities and stockholders’ equity	$2,180,251	$2,219,802

Condensed Consolidated (Unaudited) Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Rental revenue	$44,965	$44,918	$94,609	$89,200
Expenses:
Rental expenses	4,873	4,310	9,723	8,629
General and administrative expenses	5,547	6,444	11,650	12,006
Depreciation and amortization	18,803	17,814	37,355	35,802
Impairment losses	6,364	—	6,708	7,387
Total expenses	35,587	28,568	65,436	63,824
Gain on real estate disposition	—	—	21	460
Interest and other expenses, net	5,523	4,329	11,139	12,444
Net income attributable to common stockholders	$3,855	$12,021	$18,055	$13,392
Other comprehensive income (loss) - unrealized gain (loss) on interest rate swaps, net	7,382	5,257	(882)	18,112
Comprehensive income attributable to common stockholders	$11,237	$17,278	$17,173	$31,504
Weighted average number of common shares outstanding:
Basic	226,977,364	225,008,452	226,770,697	224,755,285
Diluted	228,835,132	226,362,977	228,620,896	226,115,545
Net income per common share attributable to common stockholders:
Basic	$0.02	$0.05	$0.08	$0.06
Diluted	$0.02	$0.05	$0.08	$0.06
Distributions declared per common share	$0.10	$0.10	$0.20	$0.20

Non-GAAP Financial Measures Reconciliation
A description of FFO, Core FFO and AFFO, and reconciliations of these non-GAAP measures to net income, the most directly comparable GAAP measure, and a description of same store cash NOI and reconciliation of this non-GAAP measure to rental revenue, the most directly comparable GAAP measure, are provided below.
Reconciliation of Net Income to FFO, Core FFO and AFFO (amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income attributable to common stockholders	$3,855	$12,021	$18,055	$13,392
Adjustments:
Depreciation and amortization	18,780	17,788	37,311	35,754
Gain on real estate disposition	—	—	(21)	(460)
Impairment losses	6,364	—	6,708	7,387
FFO	$28,999	$29,809	$62,053	$56,073
Adjustments:
Severance arrangements	8	801	40	866
Write-off of straight-line rent receivables related to prior periods	1,479	—	1,618	—
Amortization of above (below) market lease intangibles, including ground leases	546	247	831	491
Loss on extinguishment of debt	—	—	—	3,367
Core FFO	$31,032	$30,857	$64,542	$60,797
Adjustments:
Deferred rent	344	299	863	498
Straight-line rent adjustments	(1,454)	(2,472)	(2,891)	(5,023)
Amortization of deferred financing costs	412	364	825	854
Stock-based compensation	1,251	1,278	2,493	2,174
AFFO	$31,585	$30,326	$65,832	$59,300
Funds From Operations (FFO)
FFO is calculated consistent with NAREIT's definition, as net income (calculated in accordance with GAAP), excluding gains (or losses) from sales of real estate assets and impairments of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Core FFO
The Company believes Core FFO is a supplemental financial performance measure that provides investors with additional information to understand the Company's sustainable performance. The Company calculates Core FFO by adjusting FFO to remove the effect of items that are not expected to impact its operating performance on an ongoing basis or effect comparability to prior periods. These include severance arrangements, write-off of straight-line rent receivables related to prior periods, amortization of above- and below-market leases (including ground leases) and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs.

AFFO
The Company believes AFFO is a supplemental financial performance measure that provides investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income or in its applicability in evaluating the Company's operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO.
Reconciliation of Net Income to Same Store Cash Net Operating Income (Same Store Cash NOI) (amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Rental revenue	$44,965	$44,918	$94,609	$89,200
Rental expenses	(4,873)	(4,310)	(9,723)	(8,629)
Net operating income	40,092	40,608	84,886	80,571
Adjustments:
Straight-line rent adjustments, net of write-offs	25	(2,472)	(1,273)	(5,023)
Amortization of above (below) market lease intangibles, including ground leases	546	247	831	491
Intercompany property management fee	1,345	1,300	2,681	2,594
Deferred rent	344	299	863	498
Cash NOI	42,352	39,982	87,988	79,131
Non-same store cash NOI	(2,091)	(963)	(9,927)	(2,265)
Same store cash NOI	40,261	39,019	78,061	76,866
General and administrative expenses	(5,547)	(6,444)	(11,650)	(12,006)
Depreciation and amortization	(18,803)	(17,814)	(37,355)	(35,802)
Impairment losses	(6,364)	—	(6,708)	(7,387)
Gain on real estate disposition	—	—	21	460
Interest and other expenses, net	(5,523)	(4,329)	(11,139)	(12,444)
Straight-line rent adjustments, net of write-offs	(25)	2,472	1,273	5,023
Amortization of above (below) market lease intangibles, including ground leases	(546)	(247)	(831)	(491)
Intercompany property management fee	(1,345)	(1,300)	(2,681)	(2,594)
Deferred rent	(344)	(299)	(863)	(498)
Non-same store cash NOI	2,091	963	9,927	2,265
Net income attributable to common stockholders	$3,855	$12,021	$18,055	$13,392
NOI
The Company defines net operating income, or NOI, as rental revenue, less rental expenses, on an accrual basis.

Same Store Properties
In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development, re-development, or classified as held for sale. By evaluating same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and readily observe the expected effects of new acquisitions and dispositions on net income. There were 124 same store properties for the quarters ended June 30, 2023 and 2022.
Cash NOI
The Company defines Cash NOI as NOI for its properties, excluding the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of lease related intangibles and ground leases, and intercompany property management fees, then including deferred rent received in cash.